BONE CARE INTERNATIONAL, INC.
                                   AMENDMENT TO
                     NON-QUALIFIED STOCK OPTION AGREEMENT(S)


Reference is made to the outstanding options to purchase shares of common stock of Bone Care International, Inc. (the "Company") listed on the attached SCHEDULE A (the "Options"). Each of the Options has been granted to __________ (the "Transferor") and is subject to the Bone Care International, Inc. 1996 Stock Option Plan, as amended (the "Plan"), and a related option agreement (individually an "Option Agreement" and collectively the "Option Agreements").

This Amendment to Non-Qualified Stock Option Agreement(s) ("Amendment") is entered into for the purpose of providing for the transferability of the Options on the terms and conditions set forth below:

1.  Each Option shall be transferable pursuant to a domestic relations order.

2. The transfer of one or more of (or a portion of one or more of) the Options shall be effected only by delivering to the Corporate Secretary at the Company's principal executive offices (i) a copy of the domestic relations order requiring or otherwise providing for the transfer of one or more of (or a portion of one or more of) the Options and (ii) a properly completed Assignment of Option to Purchase Common Stock in the form attached as EXHIBIT A (an "Assignment"); provided, however, that such transfer is to a person identified in or identifiable pursuant to the applicable domestic relations order (a "Transferee") and is made in accordance with the applicable domestic relations order.

3. Prior to the exercise of an Option and as a condition to the Company's obligation to deliver shares upon such exercise, the Transferee shall make arrangements satisfactory to the Company for the payment of any applicable federal or state withholding or other taxes payable as a result thereof.

4. A Transferee may exercise an Option that has been properly transferred to such Transferee until the close of business of the expiration date of such Option (or any earlier date on which such Option terminates due to the Transferor's termination of Employment or service with the Company) only by delivering to the Corporate Secretary or other designated employee of the Company a written notice of exercise, specifying the number of shares of Common Stock with respect to which the Option is then being exercised, and accompanied by payment of the full purchase price of the shares being purchased in cash, plus payment in cash of the full amount of any taxes which the Company believes are required to be withheld and paid with respect to such exercise, and in the event the Option is being exercised by a person or persons other than the Transferee, such appropriate tax clearance, proof of the right of such person or persons to exercise the Option,and other pertinent data as the Company may deem necessary. By executing an Assignment, the Transferee agrees that the amount required to be included in the Transferee's income is subject to income tax withholding and FICA taxes and that the Company may require the Transferee to satisfy any or all such tax obligations.

5. Except as otherwise specifically provided in this Amendment, each Option shall be governed by and remain subject to the terms and conditions of the Plan and the related Option Agreement, including provisions relating to the expiration date, exercisability, exercise price and forfeiture of such Option, and, except as set forth in this Amendment, a Transferee shall be entitled to the same rights as the Transferor as if no transfer had taken place.

6. An Option shall not be transferable or transferred by any Transferee except with the written consent of the Committee administering the Plan or by will or the laws of descent and distribution.

7. For information regarding the terms of a particular Option, the Transferee may contact the Corporate Secretary at the Company's principal executive offices.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of the date below set forth.


                            ________________________________________________
                            President and            Date
                            Chief Executive Officer

                            Attest:


                            ________________________________________________
                            Secretary           Date

Transferor:

____________________________
                 Date

Address:

____________________________

____________________________



                                    SCHEDULE A



        Date of        No. of         Exercise       Expiration
        Grant          Shares         Price          Date
        -----          ------         -----          ----
1.

2.

3.




                                                                    (Exhibit A)
                          BONE CARE INTERNATIONAL, INC.
                  ASSIGNMENT OF OPTION TO PURCHASE COMMON STOCK

I,  _____________________, hereby transfer unto _______________ (the
"Transferee") those option(s) (or portions thereof specified below) to purchase shares of common stock of the Company ("Common Stock") standing in my name on the books of the Company, and set forth as follows (the "Options"):

                         No. of
                         Shares              Exercise
          Date of        being               Price               Expiration
          Grant          Transferred         per Share           Date
          -----          -----------         ---------           ----
1.
2.
3.
4.

I hereby authorize the Secretary to transfer the Options (or portions thereof) as set forth above on the books of the Company.

Date signed:  ______________________    Signature _____________________________

                                        Print Name:____________________________

NOTICE: The signature on this Assignment shall correspond to the name in which the Option(s) is registered on the books and records of the Company; provided, however, that if the person transferring the Option(s) is not such registered owner, proof of such person's right to transfer the Option(s) is being delivered with this Assignment. The Company shall have sole and final authority to determine whether such proof is satisfactory.

To:  Bone Care International, Inc.

The undersigned Transferee acknowledges that he or she has received and reviewed a copy of the Bone Care International, Inc. 1996 Stock Option Plan, as amended (the "Plan"), the agreement relating to each Option (including any amendment to each such Option) and the Prospectus of the Company relating to the shares of Common Stock subject to each such Option. The undersigned Transferee further acknowledges that (i) the amount required to be included in the Transferee's income is subject to income tax withholding and FICA taxes,
(ii) except as otherwise specifically provided in an amendment to an Option, each Option shall be governed by and remain subject to the terms and conditions of the Plan and related Option Agreement, as so amended, including provisions relating to the expiration date, exercisibility, exercise price and forfeiture of an Option, and, except as set forth in any such amendment, the Transferee shall be entitled to the same rights as the person transferring the Option as if no transfer had taken place and (iii) the Company reserves the right to suspend, at any time, the offering of shares to the Transferee pursuant to an Option if, in the Company's judgment, a sale of Common
Stock may violate federal securities laws.

                              TRANSFEREE



                              ________________________________________________
                              Signature                Date signed

                              ________________________________________________
                              Print Name

                              ________________________________________________
                              Street Address

                              ________________________________________________
                              State                         Zip Code

                              ________________________________________________
                              Social Security No.